Exhibit 10.81

COLLATERAL SUBSTITUTION AGREEMENT

THIS COLLATERAL SUBSTITUTION AGREEMENT (the “Collateral Substitution Agreement”) is made and dated as of the 25th day of January, 2002, by and among PROSPECT MEDICAL GROUP, INC., a California professional corporation (“PMG”), PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“PMH”), and FOOTHILL CITY CENTER, LTD., A CALIFORNIA LIMITED PARTNERSHIP (“FCC”).

RECITALS

WHEREAS, as of September 30, 2001, PMH is indebted to PMG in the amount of Ten Million Eighty-Six Thousand Six Hundred Nine Dollars ($10,086,609) (the “Debt”), which PMG has the right to declare due and payable at any time;

WHEREAS, pursuant to the terms and conditions of a Forbearance Agreement executed simultaneously herewith (the “Forbearance Agreement”), PMG is willing to forbear declaring due and payable and collecting the Debt in exchange for obtaining a Continuing Guaranty of Guarantor with respect to $4,250,000 of the Debt and a deed of trust dated as of the same date as the Continuing Guaranty (the “Deed of Trust”) covering certain real property described in the Deed of Trust (“Property”) in order to secure Guarantor’s obligations under the Continuing Guaranty; and

WHEREAS, in consideration of PMG’s and PMH’s covenants contained in this Collateral Substitution Agreement executed simultaneously with the Continuing Guaranty and the Deed of Trust (the “Collateral Substitution Agreement”), Guarantor has agreed to execute the Continuing Guaranty and the Deed of Trust.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.                                       Agreement to Substitute Collateral.  Subject to the terms and conditions set forth herein, the parties hereto agree that: (a) to the extent the Debt is repaid by PMH to PMG, thereby decreasing the amount of intercompany indebtedness which would be required to be secured in order to enable PMG to meet the California Department of Managed Care’s tangible net equity requirements, PMG shall amend the Continuing Guaranty to reduce the amount of the Debt secured thereby, until such amount shall be reduced to zero, prior to PMG releasing any other collateral securing the Debt and (b) to the extent that other assets of PMH satisfying the California Department of Managed Care’s tangible net equity requirements should become available to collateralize the Debt, PMG agrees to substitute, and PMH agrees to grant a security interest in and lien on, such other assets having, collectively, a value equal to up to the amount of the Debt secured by the Continuing Guaranty, and PMG further agrees to revise the Continuing Guaranty to reflect the reduction of the amount of the Debt secured thereby.  Such reductions in the amount of the Continuing Guaranty and concurrent substitutions of collateral shall continue until the amount of the Continuing Guaranty is reduced to zero.  At such time as the Continuing Guaranty is reduced to zero, upon the request of FCC, PMG shall execute any agreement or instrument reasonably requested by FCC to terminate the Deed of Trust.  Without limiting the generality of the foregoing provisions of this Section 1, PMG agrees to review the amount of debt secured by the Continuing Guaranty on an annual basis, commencing on the first anniversary of the date of this Agreement appearing in the first paragraph hereof, and to amend the Continuing Guaranty as may be required by the provisions of this Section 1.

2.                                       Conditions to Substitution of Collateral.  Notwithstanding any provision of this Agreement to the contrary, PMG shall not be obligated to reduce the amount of the Continuing Guaranty or substitute other collateral therefor, pursuant to Section 1 hereof, if PMH is prohibited or restricted from making such reduction and/or substitution under applicable law or PMH’s existing agreements, including without limitation, PMH’s agreements with Comerica Bank.

3.                                       Effective Date.  This Collateral Substitution Agreement shall be deemed effective as of September 30, 2001.

4.                                       Miscellaneous Provisions.

(a)                                  Entire Agreement.  This Collateral Substitution Agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

(b)                                 Governing Law.  This Collateral Substitution Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

(c)                                  Counterparts.  This Collateral Substitution Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

(d)                                 Severability.  The illegality or unenforceability of any provision of this Collateral Substitution Agreement or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Substitution Agreement to be executed as of the day and year first above written.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ R. Stewart Kahn
Its:	Executive Vice President

PROSPECT MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner
Its:	Sole Shareholder

BY AFFIXING ITS SIGNATURE HERETO, FCC REPRESENTS THAT IT AGREES TO THE TERMS OF THIS COLLATERAL SUBSTITUTION AGREEMENT AND THAT IT HAS HAD AN OPPORTUNITY TO CONSULT WITH ITS OWN LEGAL COUNSEL REGARDING THE TERMS OF THIS COLLATERAL SUBSTITUTION AGREEMENT, THE FORBEARANCE AGREEMENT AND THE DEED OF TRUST, AND IS NOT RELYING ON MILLER & HOLGUIN, LEGAL COUNSEL TO PROSPECT MEDICAL GROUP, INC., FOR LEGAL ADVICE IN CONNECTION WITH SUCH DOCUMENTS.

FOOTHILL CITY CENTER, LTD.,
A CALIFORNIA LIMITED PARTNERSHIP

By:	DUTTON & ASSOCIATES
General Partner

	By:	/s/ Ted W. Dutton
Ted W. Dutton
Title:

By:	/s/ Jacob Y. Terner
Jacob Y. Terner
General Partner